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FROM:   The Rockey Company
        2121 Fifth Avenue
        Seattle, WA 98121
        Contact: Bob Sundmacher
        (206)728-1100

FOR:    Legend Properties, Inc.
        Contact: Edward F. Podboy
        Chief Executive Officer
        (703)680-2226

                                                        FOR IMMEDIEATE RELEASE
                                                        ----------------------

              SETTLEMENT OF BANYAN MORTGAGE INVESTMENT FUNDS
                           SHAREHOLDER LITIGATION

WASHINGTON, (DC) - Nove. 17, 1997 - The Chancery Court in Delaware has approved the settlement of the litigation arising out of the merger between RGI/US and Banyan Mortgage Investment Fund (now known as Legend Properties, Inc., formerly
Nasdaq: LPROE). The Court entered an order approving the settlement previously described by the Company on November 12, 1997. The order provides for a full and complete release of any and all claims against the companies arising out of the merger and any challenge to or question of the validity of the vote on the merger. The settlement will become effective upon the expiration of the appeal period in 30 days. For additional information regarding the details of the settlement, please contact Edward F. Podboy.


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